                                 MANAGEMENT AGREEMENT

     This Management Agreement (this "AGREEMENT") is made and entered into to be effective for all purposes as of June 1, 1998, by and between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas corporation ("IRA"), and FIRST COMMAND FINANCIAL CORPORATION, a Texas corporation ("FCFC").

                                       RECITALS

     A. FCFC is in the business of building, operating, and leasing a parking garage to be located in Fort Worth, Texas.

     B. FCFC desires to obtain various services, facilities, equipment, and supplies necessary in order to operate its business, and FCFC has requested IRA to provide certain of those services and facilities and certain equipment and supplies needed by FCFC.

     C. IRA is willing to provide certain services, facilities, equipment, and supplies to FCFC on the terms and conditions set forth in this Agreement.

                                      AGREEMENT

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IRA and FCFC hereby agree as follows:

     1. SERVICES. FCFC agrees to retain IRA as an independent contractor, and IRA agrees to be retained by FCFC as an independent contractor, to provide to FCFC various services on the terms and conditions set forth in this Agreement. As such, IRA shall, for the term of this Agreement, make representatives of IRA available to FCFC to render, and IRA shall render, the following services (collectively, the "SERVICES") relating to or affecting the operation of FCFC's business:

          (a) Preparation and processing of payroll and payroll records for FCFC's business, including the annual filing of the FUTA return, the quarterly FUTA deposit, the filing of the Federal Reconciliation, the deposits related to employment taxes, the filing of the annual 941 return with the IRS and the depositing and filing of state unemployment insurance.

          (b) Processing of accounts payable for FCFC's business, including the control and disbursement of FCFC funds to vendors and reconciliation of related bank accounts.


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          (c)  Administration of employee benefits for employees of FCFC, including the collection and disbursement of premiums related to various group insurance policies as well as the administration of any fringe benefits or bonus plans adopted by FCFC.

     2. FACILITIES. During the term of this Agreement, IRA will, at IRA's expense, furnish to FCFC such facilities as are reasonably necessary for the operation of FCFC's business. IRA and FCFC will by mutual agreement determine the size and location of all such facilities consistent with FCFC's needs for facilities. Such facilities may be located within buildings owned or leased by IRA, all as determined by the mutual agreement of IRA and FCFC. IRA will pay all costs (including acquisition costs, rents, repair costs, maintenance costs, and utilities costs) incurred in connection with furnishing such facilities to FCFC.

     3. EQUIPMENT. During the term of this Agreement, IRA will, at IRA's expense, furnish to FCFC two (2) automobiles and such equipment and furnishings as are reasonably necessary for the operation of FCFC's business.
 Such equipment and furnishings will include telephones, computers, printers, photocopy machines, facsimile machines, office furniture, and other equipment normally utilized in a business office. IRA will select and acquire (by purchase or lease) all such automobiles, equipment, and furnishings. No such automobiles, equipment, or furnishings supplied by IRA will be or become the property of FCFC. IRA will pay all costs (including acquisition costs, lease expenses, insurance, maintenance costs, and repair costs) incurred in connection with furnishing such automobiles, equipment, and furnishings to FCFC.

     4. SUPPLIES. During the term of this Agreement, IRA will, at IRA's expense, furnish to FCFC such supplies as are reasonably necessary in order for IRA to provide the Services.

     5.   MANAGEMENT FEE.   In consideration for the Services to be rendered
by IRA to FCFC under this Agreement, the facilities, equipment, and supplies to be furnished by IRA to FCFC under this Agreement and all other duties and obligations of IRA under this Agreement, and as compensation for the Services, the facilities, equipment, and supplies to be furnished by IRA to FCFC under this Agreement and all other duties and obligations of IRA under this Agreement, FCFC agrees to pay to IRA a MANAGEMENT FEE (herein so called) in the amount of $2,030.00 per month. The Management Fee shall be due and payable in monthly installments in advance on the first day of each calendar month during the term of this Agreement. The Management Fee shall be payable by FCFC to IRA at the address for IRA set forth in this Agreement or at such other place as may be designated in writing by IRA to FCFC. If the term of this Agreement commences on other than the first day of a calendar month or ends on other than the last day of a calendar month, the Management Fee for the partial month shall be prorated on the basis of the number of days during the month for which this Agreement was in effect. If any payment of the Management Fee remains unpaid for more than ten (10) days after IRA has given FCFC written notice that such payment was not paid when due, such payment shall bear interest at the rate of twelve percent (12%) per annum from the date such payment was due until the date such payment is paid.


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     6.   TERM.  Unless this Agreement is sooner terminated as otherwise provided in this Agreement and except as otherwise provided herein, this Agreement initially shall be in effect for a period of one (1) year beginning on the date of this Agreement and ending on May 31, 1999. Thereafter, this Agreement shall automatically renew itself from year to year unless otherwise terminated as provided in this Agreement.

     7. PLACE OF SERVICES. It is understood that the Services and the other duties and obligations of IRA under this Agreement will be rendered or performed primarily at IRA's office located at 4100 South Hulen, Fort Worth, Texas or at such other place or places mutually agreed upon by IRA and FCFC.

     8. TIME DEVOTED TO SERVICES; PERSONNEL. In the performance of the Services and the other duties and obligations of IRA under this Agreement, the hours IRA is required to work on any given day and the personnel provided by IRA to perform such work will be within IRA's control, and FCFC will rely upon IRA to devote such time and to provide such personnel as is reasonably necessary to fulfill the spirit and purpose of this Agreement. However, IRA will coordinate with FCFC on scheduling the performance of the Services and the other duties and obligations of IRA under this Agreement, and the Services and such other duties and obligations will be performed at such times as are mutually agreeable to FCFC and IRA.

     9. PERSONNEL, MATERIALS, FACILITIES AND EQUIPMENT. IRA shall furnish, at IRA's own expense, all personnel, materials, facilities, equipment, supplies and other things necessary to carry out IRA's obligations under this Agreement.

     10. EXPENSES OF IRA. Except as otherwise provided in this Agreement, IRA shall pay all of IRA's own expenses in connection with the performance of the Services and of IRA's other duties and obligations under this Agreement and in furnishing the facilities, equipment, and supplies to be provided by IRA under this Agreement.

     11. INSURANCE. At all times during the term of this Agreement, FCFC will obtain and maintain, at FCFC's expense, a policy of general liability insurance in such amounts as may be mutually agreeable to FCFC and IRA. IRA shall be named as an additional insured in each such policy.

     12. RELATIONSHIP OF THE PARTIES. The parties to this Agreement agree that IRA is an independent corporation and that the relationship created by this Agreement is that of client and independent contractor. IRA may perform services for itself and for others at the same time that IRA is performing the Services for FCFC pursuant to this Agreement. FCFC may, during the term of this Agreement, engage employees and other independent contractors to perform other services on behalf of FCFC.



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     13.  ASSIGNMENT.  Neither IRA nor FCFC may assign this Agreement or any of IRA's or FCFC's rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that IRA may, without FCFC's consent, assign IRA's rights and obligations under this Agreement to any affiliate of IRA that assumes in writing the obligations of IRA under this Agreement.

     14. EVENTS OF DEFAULT BY FCFC. FCFC shall be in default under this Agreement upon the occurrence of any of the following events or conditions, and the term "FCFC EVENT OF DEFAULT" as used in this Agreement shall mean the occurrence of any one or more of the following events or conditions:

          (a) The failure or refusal of FCFC to pay any Management Fee when due and such failure or refusal continues for more than ten (10) days after IRA has given FCFC written notice thereof.

          (b) The failure or refusal of FCFC to properly and timely perform, observe, and comply with any other covenant or agreement contained in this Agreement on the part of FCFC to be performed, observed, or complied with and such failure or refusal continues for more than thirty (30) days after IRA has given FCFC written notice thereof.

          (c) Any statement, representation, or warranty made in this Agreement or in any writing required to be delivered by FCFC to IRA pursuant to this Agreement or any statement or representation made in any certificate or report delivered by FCFC to IRA pursuant to this Agreement is knowingly false or erroneous in any material respect at the time made.

     15. REMEDIES FOR FCFC DEFAULT. If an FCFC Event of Default shall occur and be continuing, at any time thereafter during the continuance of such FCFC Event of Default, unless such FCFC Event of Default shall have been remedied to the satisfaction of IRA or waived in writing by IRA, IRA may, at its election, do any one or more of the following:

          (a)  Declare this Agreement terminated.

          (b) Discontinue all of the Services and other duties and obligations required by this Agreement to be performed by IRA and discontinue furnishing any facilities, equipment, or supplies to FCFC.

          (c) Exercise any and all rights afforded by the laws of the State of Texas or any other jurisdiction, or by this Agreement, or by law or equity, or otherwise.

          (d)  Enforce the specific performance of this Agreement.



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     16.  EVENTS OF DEFAULT BY IRA.  IRA shall be in default under this
Agreement upon the occurrence of any of the following events or conditions, and the term "IRA EVENT OF DEFAULT" as used in this Agreement shall mean the occurrence of any one or more of the following events or conditions:

          (a) The failure or refusal of IRA to properly and timely perform, observe, and comply with any covenant or agreement contained in this Agreement on the part of IRA to be performed, observed, or complied with and such failure or refusal continues for more than thirty (30) days after FCFC has given IRA written notice thereof.

          (b) Any statement, representation, or warranty made in this Agreement or in any writing required to be delivered by IRA to FCFC pursuant to this Agreement or any statement or representation made in any certificate or report delivered by IRA to FCFC pursuant to this Agreement is knowingly false or erroneous in any material respect at the time made.

     17. REMEDIES FOR IRA DEFAULT. If a IRA Event of Default shall occur and be continuing, at any time thereafter during the continuance of such IRA Event of Default, unless such IRA Event of Default shall have been remedied to the satisfaction of FCFC or waived in writing by FCFC, FCFC may, at its election, do any one or more of the following:

          (a) Declare this Agreement terminated, in which event FCFC shall have no further obligations under this Agreement (including without limitation any obligation to pay any additional Management Fees accruing after the date of termination).

          (b) Exercise any and all rights afforded by the laws of the State of Texas or any other jurisdiction, or by this Agreement, or by law or equity, or otherwise.

          (c)  Enforce the specific performance of this Agreement.

     18. CUMULATIVE RIGHTS. All rights available to IRA or to FCFC under this Agreement shall be cumulative of and in addition to all other rights granted to IRA or FCFC at law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damages accruing to IRA or to FCFC by reason of the violation of any of the terms, provisions, or covenants contained in this Agreement. Forbearance by IRA or FCFC to enforce one or more of the remedies herein provided upon an FCFC Event of Default or a IRA Event of Default (collectively, "EVENTS OF DEFAULT," and individually, an "EVENT OF DEFAULT") shall not be deemed or construed to constitute a waiver of such Event of Default.



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

     19. TERMINATION. In addition to the other events and conditions set forth in this Agreement that may result in the termination of this Agreement, this Agreement shall be terminated upon the occurrence of any of the following events or conditions:

          (a)  The mutual agreement of the parties.

          (b) At the option of IRA or FCFC on any anniversary date of the date of this Agreement beginning with the first anniversary of the date of this Agreement, on written notice by one party to the other party given at least thirty (30) days prior to the effective date of termination.

          Upon the termination of this Agreement for any of the reasons set forth in this Agreement, IRA shall cease to be obligated to perform the Services and the other duties and obligations of IRA required by this Agreement, IRA shall cease to be obligated to furnish any facilities, equipment, or supplies to FCFC, IRA shall cease to have any rights or benefits under this Agreement except the right to receive any unpaid Management Fees which have accrued to the effective date of termination, and FCFC shall cease to have any further obligations or liabilities under this Agreement except the obligation to pay to IRA any unpaid Management Fees which have accrued to the effective date of termination.

     20. OWNERSHIP OF RECORDS; RETURN OF RECORDS AND EQUIPMENT AND SURRENDER OF FACILITIES ON TERMINATION. All records and books relating to FCFC's business, whether prepared by IRA or otherwise coming into IRA's possession, shall be the property of FCFC regardless of who actually prepared or purchased the original book or record. Upon the termination of this Agreement, IRA shall make available to FCFC at its main office all of FCFC's books and records in IRA's possession. IRA, at IRA's option, may retain copies of all of FCFC's records that were prepared by IRA in the performance of IRA's duties and obligations under this Agreement. Upon the termination of this Agreement, FCFC shall return to IRA at its main office all of IRA's equipment, furnishings, and supplies in FCFC's possession, together with all other property belonging to or leased by IRA or used in connection with IRA's business which may be in FCFC's possession, and FCFC shall immediately surrender possession to IRA of all facilities provided by IRA to FCFC under this Agreement.

     21. EFFECT OF TERMINATION ON LIABILITY. Unless otherwise expressly provided herein, termination of this Agreement shall not affect any liability of either party to the other which accrued prior to the effective date of such termination.

     22. INDEMNIFICATION BY FCFC. FCFC agrees to indemnify IRA and hold IRA harmless from and against all liabilities, losses, damages, claims, causes of action, and expenses connected therewith (including reasonable attorneys' fees) arising out of or resulting from the performance of FCFC's duties and obligations under this Agreement that are caused directly or


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

indirectly by, or as a result of, the negligent act or omission or willful misconduct of FCFC or any of FCFC's employees, officers, directors, agents, or representatives.

     23. INDEMNIFICATION BY IRA. IRA agrees to indemnify FCFC and hold FCFC harmless from and against all liabilities, losses, damages, claims, causes of action, and expenses connected therewith (including reasonable attorneys' fees) arising out of or resulting from the performance of IRA's duties and obligations under this Agreement that are caused directly or indirectly by, or as a result of, the negligent act or omission or willful misconduct of IRA or any of IRA's employees, officers, directors, agents, or representatives.

     24. CLAIM FOR INDEMNITY. In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to SECTION 22 or SECTION 23, such party shall immediately give notice thereof to the other party to this Agreement. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.

     25. ATTORNEYS' FEES. If any party defaults in the performance of any term, covenant, or condition contained in this Agreement on the part of such party to be performed and the non-defaulting party places the enforcement of this Agreement, or any part thereof, or the exercise of any rights under this Agreement in the hands of an attorney, or files suit upon the same, the defaulting party agrees to pay to the non-defaulting party all costs of suit and all costs of enforcement of the non-defaulting party's rights hereunder, including reasonable attorneys' fees.

     26. WAIVERS. No waiver by any party of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by any party in exercising any right under this Agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this Agreement or otherwise. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making it.

     27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between IRA and FCFC with respect to the subject matter hereof, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the subject matter of this Agreement other than those set forth herein. No subsequent alteration, amendment, change, deletion, or addition to this


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Agreement shall be binding upon IRA or FCFC unless in writing and signed by both IRA and FCFC.

     28. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding on IRA and FCFC and their respective successors and permitted assigns.

     29. NO PARTNERSHIP. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between IRA and FCFC.

     30. NOTICES. Any notice, approval, waiver, objection, or other communication (for convenience, "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given (except when by the terms of this Agreement actual notice is required) (a) if hand delivered, when delivered in person to the address set forth hereinafter for the party to whom notice is given, or (b) if mailed (except where actual receipt is specified by this Agreement), when placed in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the party at the address hereinafter specified. Any party may change its address for notices by notice theretofore given in accordance with this section and shall be deemed effective when actually received by the other party. The addresses of the parties are as follows:

          FCFC:          First Command Financial Corporation
                         4100 South Hulen
                         Fort Worth, Texas 76109
                         Attention:  Chief Executive Officer

          IRA:           Independent Research Agency for Life Insurance, Inc.
                         P. O. Box 2387
                         Fort Worth, Texas 76113
                         Attention:  Chief Financial Officer

     31. GOVERNING LAW. This Agreement is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of the State of Texas and of the United States shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation of this Agreement. All obligations of the parties created by this Agreement shall be performed in Tarrant County, Texas. The parties to this Agreement hereby consent that venue of any action brought under this Agreement shall be in Tarrant County, Texas.

     32. HEADINGS. The headings, captions, and numbering system used in this Agreement are intended only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Agreement.



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     33.  AGREEMENT TO EXECUTE DOCUMENTS.  In connection with this Agreement, as well as with all transactions contemplated by this Agreement, each of the parties hereto agrees to execute and deliver any and all documents and instruments, and to perform such additional acts, as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement.

     34. COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     35. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be enforced to the fullest extent permitted by applicable law.

     Executed to be effective for all purposes as of the date first above written.

                                   FCFC:

                                   FIRST COMMAND FINANCIAL
                                   CORPORATION


                                   By: /s/ Lamar C. Smith
                                      ----------------------------------------
                                        Name:  Lamar C. Smith
                                        Title: Chief Executive Officer

                                   IRA:

                                   INDEPENDENT RESEARCH AGENCY
                                   FOR LIFE INSURANCE, INC.


                                   By: /s/ Martin R. Durbin
                                      ----------------------------------------
                                        Name:  Martin R. Durbin
                                        Title: Chief Financial Officer





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